CMC MATERIALS TO ACQUIRE INTERNATIONAL TEST SOLUTIONS
International Test Solutions is a leader of highly-engineered materials used to optimize semiconductor testing processes.

AURORA, Illinois – March 1, 2021 – CMC Materials, Inc. (Nasdaq: CCMP) today announced that it has entered into an agreement to acquire International Test Solutions, Inc. (ITS), a leader in the design and production of innovative, high-performance consumables used to optimize critical semiconductor testing processes. Headquartered in Reno, Nevada and supplying to semiconductor manufacturers globally, ITS will become part of the company’s Electronic Materials business segment.
The acquisition of ITS expands CMC Materials’ portfolio of critical, enabling solutions that help solve its customers’ most demanding challenges. With ITS’ superior combination of technical and applications expertise, talented operations team, and global sales and distribution network, CMC Materials is enhancing its leadership in partnering with device manufacturers and foundries to design and produce consumable, application-specific materials used to maximize yield and throughput in the semiconductor manufacturing process.
“We are excited about accelerating ITS’ growth by leveraging our world-class quality systems and operations, global footprint and technical resources,” said David Li, President and CEO of CMC Materials. “We look forward to welcoming ITS’ employees to our team and our future together.”

“ITS is a great addition to our Electronic Materials business segment, bringing their advantaged technology positions and exposure to attractive growth trends in the semiconductor industry. Back-end processes are evolving to meet the increasing complexity of semiconductor devices, and ITS is at the center of this evolution, delivering significant value to customers by enhancing operational yields and production line efficacy,” said Dann Woodland, Vice President and President of Electronic Materials.
“We are excited for ITS to join a technology leader like CMC Materials. CMC’s technical and R&D expertise, as well as their global infrastructure and operational excellence should provide a strong foundation for ITS to further enhance the product offerings that are vital to our customers’ processes,” said Gene Humphrey, President and co-founder of ITS.
CMC Materials has agreed to acquire ITS for approximately $125 million in cash, which is expected to be funded by cash on hand, and expects to complete the transaction in April 2021, subject to customary closing conditions, including post-closing adjustments, and regulatory approvals.

ABOUT CMC MATERIALS, INC.

CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials, primarily to semiconductor manufacturers. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,100 employees globally. For more information about CMC Materials, Inc., visit

www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, which address a variety of subjects including, for example: the acquisition of, investment in, or collaboration with other entities, including the company’s acquisition of ITS, and the expected benefits and synergies of such acquisitions; future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; divestment or disposition, or cessation of investment in certain, of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the COVID-19 pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by the company; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of changes to tax laws in the jurisdictions in which the company operates; cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about CMC Materials’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of CMC Materials’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMC Materials’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in CMC Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2020. Except as required by law, CMC Materials undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Source: CMC Materials